Exhibit 8.1

JBS S.A. - Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1	Adams Pork Products Limited	United Kingdom
2	Agro Alfa Indústria e Comércio Ltda.	Brazil
3	Albert Van Zoonen B.V.	Netherlands
4	Andrews Meat Industries Pty. Ltd.	Australia
5	Arkose Investments ULC	Ireland
6	Attleborough Foods Ltd.	United Kingdom
7	Australian Consolidated Food Holdings Pty. Ltd.	Australia
8	Australian Consolidated Food Investments Pty. Ltd.	Australia
9	Avicola Pilgrim's Pride de Mexico S.A de C.V	Mexico
10	Bakewell Foods Ltd	United Kingdom
11	Baumhardt Com. e Part. Ltda.	Brazil
12	Baybrick LandCo Pty. Ltd.	Australia
13	Baybrick Pty. Ltd.	Australia
14	Belvoir Foods Limited	United Kingdom
15	Biotech Foods, S.L.	Spain
16	Birla Società Agricola Srl	Italy
17	Cattle Production Systems, Inc.	Delaware, United States
18	Climert Investments S.A	Uruguay
19	Combo México Holdings, S. de R.L de C.V.	Mexico
20	Combo Productora, S. de R.L de C.V	Mexico
21	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico
22	Conceria Priante S.p.A	Italy
23	Condesa Norte Indústria e Comércio Ltda.	Brazil
24	Consumer Foods Van Sales (Ireland) Ltd.	Ireland
25	Consumer Foods Van Sales Ltd.	Ireland
26	Cordine Pty. Ltd.	Australia
27	D Blowers Limited	United Kingdom
28	Dalehead Foods Limited	United Kingdom
29	Denver Processing, LLC	Tennessee, United States
30	Diamond Valley Pork Pty Ltd	Australia
31	Dungannon Proteins Limited	United Kingdom
32	Easey Herds Limited	United Kingdom
33	Easey Holdings Limited	United Kingdom
34	Easey Pigs Limited	United Kingdom
35	Easey Veterinary Services Limited	United Kingdom
36	Empire Management Company, LLC	Tennessee, United States
37	Empire Packing Company, LLC	Tennessee, United States
38	Excelsior Alimentos S.A.	Brazil
39	Fampat S.A. de C.V.	Mexico
40	Flora Green Pty. Ltd.	Australia

41	Food Processors Water Cooperative, Inc.	Virginia, United States
42	Food Ventures North America Canada, Inc.	Canada
43	Food Ventures North America, Inc	Delaware, United States
44	Galina Pesada S.A.P.I. de C.V	Mexico
45	Geo Adams & Sons (Farms) Limited	United Kingdom
46	Geo Adams & Sons Limited	United Kingdom
47	Gideny S.A.	Uruguay
48	Good Country Investments Pty. Ltd.	Australia
49	Good Country Pty. Ltd.	Australia
50	Hadgraft Industrial Properties, LLC	Georgia, United States
51	Hamer International Limited	United Kingdom
52	Hans Continental Smallgoods Pty. Ltd.	Australia
53	Harris Mason Processing, LLC	Tennessee, United States
54	Henco Hogs, LLC	Iowa, United States
55	High Plains Pork, LLC	Iowa, United States
56	Hunter Valley Quality Meats Pty. Ltd.	Australia
57	Huon Aquaculture Company Pty Ltd	Australia
58	Huon Aquaculture Group Pty Ltd	Australia
59	Huon Ocean Trout Pty Ltd	Australia
60	Huon Salmon Pty Ltd	Australia
61	Huon Seafoods Pty Ltd	Australia
62	Huon Shellfish Co. Pty Ltd	Australia
63	Huon Smoked Salmon Pty Ltd	Australia
64	Huon Smoked Seafoods Pty Ltd	Australia
65	Huon Tasmanian Salmon Pty Ltd	Australia
66	Imposete Pty. Ltd.	Australia
67	Industry Park Pty. Ltd.	Australia
68	Inmobiliaria Andradina, S. de R.L de C.V. (formerly CBO Servicios Profesionales, S. de R.L. de C.V.)	Mexico
69	Inmobiliaria Avicola Pilgrim's Pride S. de R.L de C.V.	Mexico
70	International Food Company Seara LLC - Dubai Branch	United Arab Emirates
71	International Food Company Seara OPC LLC	United Arab Emirates
72	International Food Packers, LLC	Florida, United States
73	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg
74	JBS Aquaculture Pty Ltd	Australia
75	JBS Asia Co. Ltd.	Hong Kong
76	JBS Aspelt S.à r.l.	Luxembourg
77	JBS Asset Management Corp.	Delaware, United States
78	JBS Australia Air Pty Limited Liability	Australia
79	JBS Australia Finance 1 Pty. Ltd.	Australia
80	JBS Australia Finance Pty. Ltd.	Australia
81	JBS Australia Pty. Ltd.	Australia
82	JBS Aves Ltda.	Brazil
83	JBS B.V.	Netherlands

84	JBS Berg S.à r.l.	Luxembourg
85	JBS Captive Insurance Company	Colorado, United States
86	JBS Carriers, Inc.	Delaware, United States
87	JBS Chile Limitada	Chile
88	JBS Clervaux Finance S.à r.l.	Luxembourg
89	JBS Confinamento Ltda.	Brazil
90	JBS Durham UK Ltd	United Kingdom
91	JBS Embalagens Metálicas Ltda.	Brazil
92	JBS Empire, Inc.	Tennessee, United States
93	JBS Finance Luxembourg S.à r.l.	Luxembourg
94	JBS Finco, Inc.	Delaware, United States
95	JBS Food Canada ULC	Canada
96	JBS Food Colombia S.A.S	Colombia
97	JBS Food Trading (Shanghai) Ltd	China
98	JBS Foods Ontario Inc.	Canada
99	JBS Global Luxembourg S.à r.l.	Luxembourg
100	JBS Global Meat Holdings Pty Ltd	Australia/Netherlands
101	JBS Global UK Ltd	United Kingdom
102	JBS Greenbay, Inc.	Delaware, United States
103	JBS Holdco Australia Pty. Ltd.	Australia
104	JBS Holding Brasil S.A.	Brazil
105	JBS Investments Cork Ltd	Ireland
106	JBS Investments Dublin Ltd	Ireland
107	JBS Investments Luxembourg S.à r.l.	Luxembourg
108	JBS Japan	Japan
109	JBS La Rochette Finance S.à r.l.	Luxembourg
110	JBS Leather Argentina S.A.U.	Argentina
111	JBS Leather Asia Limited Liability	Hong Kong
112	JBS Leather International B.V	Netherlands
113	JBS Leather Paraguay Srl	Paraguay
114	JBS Leather Uruguay S.A.	Uruguay
115	JBS Live Pork, LLC	Delaware, United States
116	JBS Malta Finance Limited Liability	Malta
117	JBS Meat Investments Pty. Ltd.	Australia
118	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg
119	JBS Meat UK Ltd	United Kingdom
120	JBS Melwood UK Limited Liability	United Kingdom
121	JBS Mersch S.à r.l.	Luxembourg
122	JBS Packerland, Inc.	Delaware, United States
123	JBS Plainwell, Inc.	Delaware, United States
124	JBS S.A.	Brazil
125	JBS Sanitation Canada Ltd	Canada
126	JBS Smallgoods Holdco Australia, Pty Ltd	Australia
127	JBS Smallgoods Holdco Pty. Ltd.	Australia

128	JBS Smallgoods Investments Pty. Ltd.	Australia
129	JBS Souderton, Inc.	Pennsylvania, United States
130	JBS Southern Australia Pty. Ltd.	Australia
131	JBS Southern Holdco AU Pty. Ltd.	Australia
132	JBS Southern Investments 1 Pty. Ltd.	Australia
133	JBS Southern Investments 2 Pty. Ltd.	Australia
134	JBS Toledo N.V	Belgium
135	JBS Tolleson, Inc.	Arizona, United States
136	JBS Trading Agent (Dongguan)	China
137	JBS Trading USA, Inc.	Delaware, United States
138	JBS USA Food Company	Delaware, United States
139	JBS USA Food Company Holdings	Delaware, United States
140	JBS USA Foods Group Holdings, Inc.	Delaware, United States
141	JBS USA Holding Lux S.à r.l.	Luxembourg
142	JBS USA Imports, Inc.	Colorado, United States
143	JBS USA Leather, Inc.	Delaware, United States
144	JBS USA Promontory Holdings I, LLC	Colorado, United States
145	JBS USA Promontory Holdings II, LLC	Colorado, United States
146	JBS USA Promontory I, LLC	Colorado, United States
147	JBS USA Promontory II, LLC	Colorado, United States
148	JBS USA Sanitation Corporation	Delaware, United States
149	JBS Wisconsin Properties, LLC	Wisconsin, United States
150	Kahula Pty. Ltd.	Australia
151	King’s S.p.A.	Italy
152	Kitchen Range Foods Ltd	United Kingdom
153	Lap Foods Pty. Ltd.	Australia
154	Mafrip - Matadouro Frigorífico S.A.	Brazil
155	Marzolara Food Processing Srl	Italy
156	Meadow Bank Hatchery Pty Ltd	Australia
157	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico
158	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil
159	Meat Snack Partners do Brasil Ltda.	Brazil
160	Meat Snacks Partner LLC	Wisconsin, United States
161	Merit Provisions, LLC (Inactive)	Texas, United States
162	Miller Brothers Co. Inc. (Inactive)	Utah, United States
163	Mopac of Virginia, Inc.	Virginia, United States
164	Morrison's Seafood Pty Ltd	Australia
165	Moy Park Beef Orleans S.à.r.l	France
166	Moy Park Bondco PLC Ltd	United Kingdom
167	Moy Park France Holdings SAS	France
168	Moy Park France SAS	France
169	Moy Park Holdings Europe Ltd	United Kingdom
170	Moy Park Ltd	United Kingdom
171	Moy Park New Co Ltd	United Kingdom

172	Moyer Distribution, LLC	Delaware, United States
173	Nacrail, LLC	Delaware, United States
174	Noon Products Ltd.	United Kingdom
175	Normaclass S.A.	France
176	Oak Grove, LLC	Iowa , United States
177	Oakhouse Foods Ltd.	United Kingdom
178	O'Kane Blue Rose NewCo 1 Ltd	United Kingdom
179	O'Kane Poultry Ltd	United Kingdom
180	Olympia Processing, LLC	Tennessee, United States
181	Onix Investments UK Ltd	United Kingdom
182	Oxdale Dairy Enterprise Pty Ltd	Australia
183	P&H Investments 1 Pty. Ltd.	Australia
184	P&H Investments 2 Pty. Ltd	Australia
185	Penasul UK Ltd.	United Kingdom
186	Pilgrim’s Food Masters Holdings Ltd	United Kingdom
187	Pilgrim’s Food Masters Ireland Ltd.	Ireland
188	Pilgrim’s Pride Malta Finance Limited Liability	Malta
189	Pilgrim's Europe Limited	United Kingdom
190	Pilgrim's Food Masters UK Limited	United Kingdom
191	Pilgrim's Pride Affordable Housing Corp.	Nevada, United States
192	Pilgrim's Pride Corporation	Delaware, United States
193	Pilgrim's Pride Corporation of West Virginia, Inc.	West Virginia, United States
194	Pilgrim's Pride Finance, LLC	Delaware, United States
195	Pilgrim's Pride Ltd	United Kingdom
196	Pilgrim's Pride S. de R.L de C.V	Mexico
197	Pilgrim's Shared Services Ltd.	United Kingdom
198	Pilgrim's UK Lamb Ltd	United Kingdom
199	Plan Pro Restaurantes S.A. de C.V.	Mexico
200	Planterra Holdings B.V.	Netherlands
201	Plumrose Holdings, Inc.	Colorado, United States
202	Plumrose Limited	United Kingdom
203	Plumrose USA, Inc	Colorado, United States
204	Poppsa 3, LLC	Delaware, United States
205	Poppsa 4, LLC	Delaware, United States
206	PPC of Alabama, Inc.	Colorado, United States
207	PPC Transportation Company	Delaware, United States
208	PQP Holdings Limited	United Kingdom
209	Premier Beehive Holdco Pty. Ltd.	Australia
210	Premier Beehive NZ	New Zealand
211	Primo Foods Pty Ltd.	Australia
212	Primo Group Holdings Pty. Ltd.	Australia
213	Primo Meats Admin Pty Ltd	Australia
214	Primo Meats Pty. Ltd.	Australia
215	Primo Retail Pty. Ltd.	Australia

216	Principe America, LLC	Delaware, United States
217	Principe di San Daniele S.p.A.	Italy
218	Principe Foods, LLC	California, United States
219	QMT General Partner Limited Liability	New Zealand
220	QMT New Zealand Limited Liability Partnership	New Zealand
221	Ready Mile Trucking Ltd	Canada
222	Rigamonti Salumificio S.p.A	Italy
223	Rivalea (Australia) Pty Ltd	Australia
224	Rivalea Holdings Pty Limited Liability	Australia
225	Rivercan	Uruguay
226	Robotic Technologies Limited Liability	New Zealand
227	Rocklabs Limited Liability	New Zealand
228	ROI Aviation, LLC	North Carolina, United States
229	Rollover Ltd.	United Kingdom
230	Rye Valley Foods Ltd.	Ireland
231	S&C Australia Holdco Pty. Ltd.	Australia
232	S&C Australia Investments, Pty Ltd.	Australia
233	S&C Resale Company	Delaware, United States
234	Sampco Holdings, LLC	Georgia, United States
235	Sampco LLC	Georgia, United States
236	Sandstone Holdings S.à r.l.	Luxembourg
237	Scott Automation a.s.	Czech Republic
238	Scott Automation and Robotics Pty Ltd	Australia
239	Scott Automation GmbH	Germany
240	Scott Automation Limited Liability.	United Kingdom
241	Scott Automation Ltd	New Zealand
242	Scott Automation N.V.	Belgium
243	Scott Automation SAS	France
244	Scott LED Limited Liability	New Zealand
245	Scott Systems (Qingdao) Co., Ltd	China
246	Scott Systems International Inc.	Ohio, United States
247	Scott Technology Americas Limited Liability	New Zealand
248	Scott Technology Australia Pty Ltd	Australia
249	Scott Technology Belgium bvba	Belgium
250	Scott Technology Europe Limited Liability	New Zealand
251	Scott Technology Limited Liability	New Zealand
252	Scott Technology NZ Limited Liability	New Zealand
253	Scott Technology USA Limited Liability	New Zealand
254	Seara África Pty. Ltd.	South Africa
255	Seara Alimentos Ltda.	Brazil
256	Seara Arabia Food Industrial Company	Saudi Arabia
257	Seara Comércio de Alimentos Ltda.	Brazil
258	Seara Food Europe Holding B.V.	Netherlands
259	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates

260	Seara Holding Ltda.	Brazil
261	Seara Holdings (Europe) B.V.	Netherlands
262	Seara Japan Ltd	Japan
263	Seara Meats B.V.	Netherlands
264	Seara Middle East Foods Trading Company	Saudi Arabia
265	Seara Middle East Wholesale and Retail Co. SPC	Kuwait
266	Seara Operações Portuárias LTDA.	Brazil
267	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia
268	Seara Singapore Pte. Ltd	Singapore
269	Servicios Administrativos Pilgrim's Pride S. de R.L de C.V	Mexico
270	Seven Point Pork Pty Ltd	Australia
271	Sharonville Processing, LLC	Tennessee, United States
272	SIA.MO.CI. Srl	Italy
273	Skippack Creek Corp.	Delaware, United States
274	Southern Hens, Inc.	Mississippi, United States
275	Southern Ocean Trout Pty Ltd	Australia
276	Springfield Hatcheries Pty Ltd	Australia
277	Springs Smoked Salmon Pty Ltd	Australia
278	Springs Smoked Seafoods Pty Ltd	Australia
279	Spurway Foods Ltd.	United Kingdom
280	Sunnyvalley Smoked Meats, Inc.	California, United States
281	Surveyors Investments Pty Ltd	Australia
282	Swift & Company International Sales Corp.	Colorado, United States
283	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong
284	Swift & Company International Sales Corp. (Korea Branch)	Korea
285	Swift & Company International Sales Corp. (Shangai Branch)	China
286	Swift Australia (Southern) Pty. Ltd.	Australia
287	Swift Beef Company	Colorado, United States
288	Swift Brands Company	Colorado, United States
289	Swift Pork Company	Colorado, United States
290	Swift Refrigerated Foods S.A de C.V	Mexico
291	Swift Southern Investments Pty. Ltd.	Australia
292	Swift Trading Shanghai Ltd.	China
293	Tatiara Meat Company, Pty Ltd.	Australia
294	Tatiara Meat Investments Pty. Ltd.	Australia
295	To-Rico Distribution Ltd	North Carolina, United States
296	To-Rico Ltd	Delaware, United States
297	TriOak Foods, LLC	Porto Rico, United States
298	TriOak Grain, LLC	Porto Rico, United States
299	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	Brazil
300	Vivera B.V.	Netherlands
301	Vivera Topholding B.V.	Netherlands
302	Vivera UK Ltd	United Kingdom
303	Vivera Vastgoed B.V.	Netherlands
304	Weddel Ltd	Canada
305	White Strap Safco Foods Trading LLC	United Arab Emirates
306	White Stripe Foods Investment Holdings Pty Ltd	Australia
307	White Stripe Foods Pty Ltd.	Australia
308	White Stripe Safco Foods (Joint Venture)	United Arab Emirates
309	Wild Fork Holdings B.V.	Netherlands
310	Wonder Best Holding Co Ltd.	Hong Kong
311	Zendaleather Co.	Iowa, United States
312	Zendaleather GmbH	Germany
313	Zendaleather S.A de C.V	Mexico
314	Zero Lines Corporation	Iowa, United States
315	ZM Australia Pty. Ltd.	Australia